Exhibit 99.1

AGN NETWORKS, INC.
(a development stage company)

AUDITED FINANCIAL STATEMENTS
June 30, 2006

AGN NETWORKS, INC.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of AGN Networks, Inc.

We have audited the accompanying balance sheet of AGN Networks, Inc. (a development stage company) as of June 30, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the period from July 1, 2005 (date of inception) through June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of the internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGN Networks, Inc. (a development stage company) as of June 30, 2006, and the results of operations and its cash flows for the period from July 1, 2005 (date of inception) through June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Ferlita, Walsh & Gonzalez, P.A.
Ferlita, Walsh & Gonzalez, P.A.
May 9, 2007

AGN NETWORKS, INC.
(a development stage company)

BALANCE SHEET
June 30, 2006

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$868
Trade receivable	654
Prepaid expenses	29,349

TOTAL CURRENT ASSETS	30,871

Equipment, net of accumulated depreciation	17,568

TOTAL ASSETS	$48,439

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$108,213
Accrued expenses	23,783
Advances from affiliate	779,885

TOTAL CURRENT LIABILIITES	911,881

Notes payable-long term	—

TOTAL LIABILITIES	911,881

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 10,000 authorized
shares, 5,400 shares issued and outstanding	54
Additional paid-in capital	154,420
Accumulated deficit during the developmental stage	(1,017,916)

TOTAL STOCKHOLDERS’ DEFICIENCY	(863,442)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$48,439

The accompanying notes are an integral part of these financial statements.

AGN NETWORKS, INC.
(a development stage company)

STATEMENT OF OPERATIONS
For the period July1, 2005 (date of inception) to June 30, 2006

For the period July 1, 2005 (date of inception) to June 30, 2006
Contract revenues earned	$655

Cost of revenues earned	—

Gross profit	655

Software and system development	924,093

Selling, general and administrative expense	94,478

Loss From Operations	(1,017,916)

Net Loss	(1,017,916)

Basic net loss available for common shares	$(1,017,916)

Basic net loss per share	$(197.65)

Weighted average number of common shares outstanding	5,150

The accompanying notes are an integral part of these financial statements.

AGN NETWORKS, INC.
(a development stage company)

STATEMENT OF CASH FLOWS
For the period July1, 2005 (date of inception) to June 30, 2006

For the period July 1, 2005 (date of inception) to June 30, 2006
CASH FLOWSFROM OPERATING ACTIVITIES:
Net Loss	$(1,017,916)
Adjustments to reconcile net Income to net cash provided by operations:
Depreciation	3,386
(Increase) decrease in accounts receivable	(654)
(Increase) decrease prepaid expense	(29,349)
Increase (decrease) in accounts payable	108,213
Increase (decrease) in accrued expenses	23,783

Net cash used by operations	(912,537)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equipment	(20,954)
Net cash used in investing activities	(20,594)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stock	154,474
Proceeds from new borrowings	779,885

Net cash provided in financing activities	934,359

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
868
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$868

The accompanying notes are an integral part of these financial statements.

AGN NETWORKS, INC.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ DEFICIT
For the period July1, 2005 (date of inception) to June 30, 2006

	Common Stock
	Par			Paid-in	Retained	Accumulated
	Value	Shares	$	Capital	(Deficit)	(Deficit)
Balance at June 30, 2005	-	-	$-	$-	$-	$-
Issuance of common stock	0.01	5,400	54	154,420	-	154,474
Net income/(loss)	-	-	-	-	(1,017,916)	(1,017,916)
Balance at June 30, 2006	0.01	5,400	$54	$154,420	$(1,017,916)	$(863,442)

The accompanying notes are an integral part of these financial statements.

AGN NETWORKS, INC.
(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 1: Nature of Operations and Significant Accounting Policies

Nature of operations. AGN Networks, Inc. (AGN) is an Internet telephony service provider and phone company for the next generationSM that delivers voice over Internet protocol (VoIP) trunking services to small, medium and enterprise businesses operating IP PBXs. With a full complement of services - including VoIP termination to the Global PSTN, U.S. local DID and toll free numbers. AGN was originally formed on July 1, 2005 under the name of Avatel Global Networks, Inc. but changed its name to AGN Networks, Inc. on June 11, 2006.

Income Taxes. The Company accounts for income taxes using the asset and liability method under SFAS No. 109, Accounting for Income Taxes . Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts and the existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effects on deferred tax assets and liabilities of a change in tax rates is recognized on the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded when it is more likely than not that the assets will not be realized.

Property and Equipment. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of five years.

Advertising. The company expenses advertising costs as they are incurred.

Financial Instruments. The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable and accounts payable approximate their fair valued based on their short-term nature.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash and cash equivalents is defined as short-term highly liquid investments with original maturities from the date of purchase of 90 days or less.

AGN NETWORKS, INC.
(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2006

NOTE 1: Nature of Operations and Significant Accounting Policies - continued

Trade Receivable. Accounts receivable is $654 at June 30, 2006. The Company’s policy for allowance for doubtful accounts is to provide for specific accounts considered to be uncollectible based on the Company’s analysis of the customer’s ability to pay, current economic conditions and past payment history. As of June 30, 2006, The Company did not have an allowance for doubtful accounts.

Revenue Recognition. The Company is a development stage enterprise and does not have any significant revenue from operations. Revenue will be recognized as earned on a monthly billing cycle based on actual time used by customer.

Research and Development Costs. Software and development costs, consisting of third-party engineering, consulting and development costs associated with technology for use in the Company’s telephony operating system, are expensed as incurred. The Company reviews its research and development projects to determine if technological feasibility has been achieved, at which point, future development costs associated with the project are capitalized.

NOTE 2: Development Stage Operations

AGN Networks, Inc. was formed on July 1, 2005 for the purpose of developing a voice over internet protocol for business telephony service. This consisted of the development of a telephony operating system software to manage service, implementation of service and billing. The development stage was funded through the issuance of common stock and loans from related enterprise in the phone service business. There were four shareholders at June 30, 2006.

NOTE 3: Common Stock Outstanding

On April 11, 2006, AGN Networks, inc. increased the authorized outstanding shares of common stock from 1,000 shares to 10,000 shares with a par value of $ .01 per share.

5,100 common shares were issued for $ 4,474 July 1, 2005. 300 common shares were issued on April 27, 2006 for $ 150,000. See Note 11.

AGN NETWORKS, INC.
(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 4: Related Party Transaction

$554,866 expended during period ended June 30, 2006 was paid to a company owned by a shareholder and member of management. The shareholder is also responsible for product development and implementation.

A related entity has made advances totaling $779,885 during the fiscal year and has continued to fund AGN. No interest costs have been provided for June 30, 2006.

NOTE 5: Property and Equipment

A summary of property and equipment by major classifications is as follows:

2006
ASSETS
Equipment	$20,954

Accumulated depreciation	(3,386)

Net equipment	$17,568

Depreciation expense for 2006 was $3,386.

AGN NETWORKS, INC.
(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2006

NOTE 6: Earnings (loss) per share

Basic earnings per share is calculated based on the weighted average number of shares that were outstanding during the period.

The following table sets forth the computation of basic earnings per share:

Year ended June 30, 2006
Numerator:

Loss from continuing operations	$(1,017,916)
Income available for common stockholders	$(1,017,916)

Denominator:

Weighted-average shares outstanding—Basic	5,150
Weighted-average shares outstanding—Basic	5,150

Per share data:
$(197.65)
Loss from continuing operations
Net income (loss) per share—Basic	$(197.65)

NOTE 7: Prepaid Expenses

Prepaid expenses represent amounts paid in advance for trade shows.

NOTE 8: Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of trade show and travel costs, amounts owed sub-contractors, phone operational expenses, payroll and payroll taxes.

AGN NETWORKS, INC.
(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2006

NOTE 9: Lease Payable

AGN currently leases phone switching and operational equipment under a 36 month fair market value lease until 2009. Minimum lease payments are as follows:

2007	$55,863
2008	$55,863
2009	$4,655

NOTE 10: Income Taxes

At June 30, 2006, the Company has a net operating loss of carryforwards of $1,017,916 that, if not utilized, expire in 2026.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary component of the Company’s deferred tax assets and liabilities for federal income tax purposes are as follows:

June 30, 2006
Deferred tax assets:

Net operating loss carryforwards	$381,719
Total deferred tax asset	381,719
Less valuation allowance	(381,719)
Net deferred tax asset	$-

NOTE 11: Subsequent events

On July 14, 2006, 500 shares of common stock were issued for $ 250,000 in cash.

In the last quarter of 2006, management entered into negotiations and a verbal agreement to be acquired by another entity in the telephone business. In December, 2006 this entity loaned AGN $ 250,000 in anticipation of acquiring AGN. AGN Networks, Inc. was acquired March 6, 2007.